EXHIBIT 99.1

                  AMENDED AND RESTATED DECLARATION OF TRUST

    This AMENDED AND RESTATED DECLARATION OF TRUST of Keystone America World Bond Fund, made at Boston, Massachusetts on July 27, 1993 by Frederick Amling, Charles A. Austin, III, George S. Bissell, Edwin D. Campbell, Charles
F. Chapin, Albert H. Elfner, III, K. Dun Gifford, Leroy Keith, Jr., F. Ray Keyser, Jr., David M. Richardson, Richard J. Shima and Andrew J. Simons (hereinafter with their successors referred to as the "Trustees").

                                   WITNESSETH:

    WHEREAS the Trustees have agreed to manage all property received by them as Trustees in accordance with the provisions hereinafter set forth.

    NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of Shares in this Trust as hereinafter set forth.

                                    ARTICLE I

                              Name and Definitions

    Section 1. Name. This Trust shall be known as Keystone America World Bond Fund and the Trustees shall conduct the business of this Trust under that name or any other name as they may from time to time determine.

    Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided

        (a) The terms "Affiliated Person", "Assignment", "Commission", "Interested Person" and "Principal Underwriter" shall have the meanings given them in the 1940 Act;

        (b) The "Trust" refers to the Massachusetts business trust established by and under this Declaration of Trust;

        (c) "Declaration of Trust" shall mean this Declaration of Trust as amended or restated from time to time;

        (d) "Net Asset Value Per Share" means the net asset value per share of the Trust determined in the manner provided or authorized in Article VI,
    Section 4;

        (e) "Shareholder" means a record owner of Shares of the Trust;

        (f) "Shares" means the equal proportionate units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one series ("Series") or more than one class ("Class") of Shares is authorized by the Trustees, the equal proportionate units into which each such Series or Class of Shares shall be divided from time to time, and includes where appropriate fractions of a Share as well as a whole Share, unless the Trustees provide that there shall be no fractions of any particular Shares.

        (g) "Trustees" refers to the Trustee or Trustees of the Trust who become such in accordance with Article IV and where appropriate means a majority or other portion of them acting in accordance with this Declaration of Trust or the By-laws of the Trust; and

        (h) The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time.

                                   ARTICLE II

                                Purpose of Trust

    The purpose of the Trust is to provide investors a continuous source of managed investments.
                                   ARTICLE III

                               Beneficial Interest

    Section 1. Shares of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into transferable Shares, par value $.01 per Share, each of which shall represent an equal proportionate interest in the Trust with each other Share outstanding, none having priority or preference over another, except to the extent modified by the Trustees under the provisions of this Section. The number of Shares which may be issued is unlimited. The Trustees may from time to time divide or combine the outstanding Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/ or fractions.

    From time to time, as they deem appropriate, the Trustees may create additional Series and/or Classes of Shares, in addition to the Shares initially created under this instrument ("Original Series"). References in this Declaration of Trust to Shares of the Trust shall apply, as appropriate, to each such Series of Shares and to each such Class of Shares.

    Any additional Series of Shares created hereunder shall represent the beneficial interest in the assets (and related liabilities) allocated by the Trustees to such Series of Shares and acquired by the Trust only after creation of the respective Series of Shares and only on account of such Series. If the Trustees create any additional Series of Shares hereunder, then the Original Series shall be deemed a separate Series of Shares. Upon creation of each Series of Shares, the Trustees may designate it appropriately and determine the investment policies with respect to the assets allocated to such Series of Shares, redemption rights, dividend policies, conversion rights, liquidation rights, voting rights, and such other rights and restrictions as the Trustees deem appropriate, to the extent not inconsistent with the provisions of this Declaration of Trust.

    The Trustees may divide any Series (including the Original Series) into more than one Class of Shares. Upon creation of each additional Class of Shares the Trustees may designate it appropriately and determine its rights and restrictions (including without limitation such redemption rights, dividend rights, conversion rights, liquidation rights, voting rights, and such other rights and restrictions as the Trustees deem appropriate).

    Section 2. Ownership of Shares. The ownership of Shares shall be recorded in the books of the Trust or a transfer agent or a similar agent. The Trustees may make such rules as they consider appropriate for the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer agent or similar agent, as the case may be, shall be conclusive as to who are the holders of Shares of each Series or Class and as to the number of Shares of each Series or Class held from time to time by each.

    Section 3. Investments in the Trust. The Trustees shall accept investments in the Trust from such persons and on such terms and, subject to any requirements of law, for such consideration as the Trustees from time to time authorize and may cease offering Shares to the public at any time. After such acceptance, the number of Shares of the appropriate Series or Class to represent the contribution may in the Trustees' discretion be considered as outstanding and the amount receivable by the Trustees on account of the contribution may be treated as an asset of the Series or Class.

    Section 4. No Preemptive Rights. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

    Section 5. Provisions Relating to Series or Classes of Shares. Whenever no Shares of a Series or Class are outstanding, then the Trustees may abolish such Series or Class. Whenever more than one Series or Class of Shares is outstanding, then the following provisions shall apply:

        (a) Assets Belonging to Each Series or Class. All consideration received by the Trust for the issue or sale of Shares of a particular Series or Class, together with all assets in which such consideration is invested or reinvested, all income, earnings and proceeds thereof, and any funds derived from any reinvestment of such proceeds, shall, except to the extent specifically otherwise provided in the provisions adopted by the Board of Trustees establishing the Series or Class, irrevocably belong to that Series or Class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of the Trust. In the event there are assets, income, earnings, and proceeds thereof which are not readily identifiable as belonging to a particular Series or Class, then the Trustees shall allocate such items to the various Series or Classes then existing, in such manner and on such basis as they, in their sole discretion, deem fair and equitable. The amount of each such item allocated to a particular Series or Class by the Trustees shall then belong to that Series or Class, and each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes.

        (b) Liabilities Belonging to Each Series or Class. The assets belonging to each particular Series or Class shall, except to the extent specifically otherwise provided in the provisions adopted by the Board of Trustees establishing the Series or Class, be charged with the liabilities, expenses, costs and reserves of the Trust attributable to that Series or Class; and any general liabilities, expenses, costs and reserves of the Trust which are not readily identifiable as attributable to a particular Series or Class shall be allocated by the Trustees to the various Series or Classes then existing, in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes.

        (c) Series or Classes of Shares, Dividends and Liquidation. Each Share of each respective Class or Series shall, except to the extent specifically otherwise provided in the provisions adopted by the Board of Trustees establishing the Series or Class, have the same rights and pro rata beneficial interest in the assets and liabilities of the Series or Class as any other such Share. Any dividends paid on the Shares of any Series or Class shall, except to the extent specifically otherwise provided in the provisions adopted by the Board of Trustees establishing the Series or Class, only be payable from and to the extent of the assets (net of liabilities) belonging to that Series or Class. In the event of liquidation of a Series or Class, only the assets (less provision for liabilities) of that Series or Class shall be distributed to the holders of the Shares of that Series or Class.

        (d) Voting by Series or Class. Except as provided in this Section or as limited by the rights and restrictions of any Series or Class, each Share of the Trust may vote with and in the same manner as any other Share on matters submitted to a vote of the Shareholders entitled to vote thereon, without differentiation among votes from the separate Series or Classes; provided, however, that (i) as to any matter with respect to which a separate vote of any Series or Class is required by the 1940 Act, or otherwise by applicable law, such requirement as to a separate vote shall apply in lieu of the voting described above; (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more Series or Classes, then, subject to (iii) below, the Shares of all other Series or Classes shall vote without differentiation among their votes; and
    (iii) as to any matter which does not affect the interest of any particular Series or Class, only the holders of Shares of the one or more affected Series or Classes shall be entitled to vote.

     Section 6. Limitation of Personal Liability. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription to any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a recitation limiting the obligation represented thereby to the Trust and its assets (but the omission of such a recitation shall not operate to bind any Shareholder).

                                   ARTICLE IV

                                  The Trustees

    Section 1. Number of Trustees. The number of Trustees shall initially be such number as shall be elected as such by a vote of the shareholders of the Trust and thereafter shall be such number as shall be fixed from time to time by action of a majority of the Trustees.

    Section 2. Election or Appointment and Term. The initial Trustees shall be the individuals signing this Declaration in that capacity, who shall have been previously elected by a vote of the shareholders of the Trust. Thereafter, subject to Section 16(a) of the 1940 Act, the Trustees may elect themselves or their successors at such intervals, as they deem proper, and may appoint Trustees to fill vacancies as provided in Section 4 hereof; provided, that Trustees shall be elected by vote of a majority of Shares voting thereon at such time or times as the Trustees shall determine that such action is advisable. Subject to Section 3 hereof, the Trustees shall have the power to set and alter the terms of office of the Trustees, and they may at any time lengthen or shorten their own terms or make their terms of unlimited duration; provided, that the term of office of any incumbent Trustee shall continue until terminated, as provided in Section 4 hereof or, if not so terminated, until the election of such Trustee's successor in office has become effective in accordance with this Section 2.

    Section 3. Resignation and Removal. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees, and such resignation shall be effective upon such delivery or at any later date according to the terms of the instrument. Any Trustee may be removed by the action of two-thirds of the remaining Trustees. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust property held in his name. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence. However, the execution and delivery of such documents by a former Trustee or his legal representative shall not be requisite to the vesting of title to the Trust property in the remaining Trustees.

    Section 4. Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of such Trustee's death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of Trustee. No such vacancy shall operate to annul this Declaration of Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. In the case of an existing vacancy, including a vacancy existing by reason of an increase in the number of Trustees, subject to applicable law, the remaining Trustees or, if only one Trustee shall then remain in office, the sole remaining Trustee, shall appoint such individual to fill such vacancy as they or he, in their or his discretion, shall see fit. An appointment of a Trustee may be made in anticipation of a vacancy to occur at a later date by reason of retirement or resignation of a Trustee or an increase in the number of Trustees; provided, that such appointment shall not become effective prior to such retirement or resignation or such increase in the number of Trustees. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Section 4, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust in the manner provided by this Declaration of Trust. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of the existence of such vacancy.

    Section 5. Management of the Trust. Subject to the provisions of this Declaration of Trust, the business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility. Action by the Trustees may be taken by majority vote of the Trustees at a meeting at which a quorum (which shall be a majority of the Trustees then in office) shall be present, or by a writing signed by a majority of the Trustees in office.

    Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that they do not reserve that right to any Shareholders; they may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number and terminate any one or more committees; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent or a Shareholder servicing agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set, or otherwise provide for the setting of, record dates, and in general delegate such authority to do any or all things which the Trustees may do in the operation of the business of the Trust as they consider desirable to any officers of the Trust and committees of the Trustees and to any agent or employee, custodian or underwriter. Any action relating to the operation of the Trust provided for herein to be taken by the Trustees may be taken by any other person under authority granted by the Trustees whether or not specifically so stated, and unless specifically so stated to the contrary. A specific statement indicating that the Trustees may delegate any authority shall not give rise to any contrary implication with respect to any provision of this Declaration of Trust.

    Without limiting the foregoing, the Trustees in addition to all powers granted by law shall have power and authority:

        (a) To invest and reinvest cash, and to hold cash uninvested, without in anyway being bound or limited by any present or future law or custom in regard to investments by trustees;

        (b) To sell, exchange, lend, pledge, mortgage, hypothecate or lease any or all of the assets of the Trust;

        (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property, and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

        (d) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

        (e) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the Trust's own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

        (f) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

        (g) To join with other security holders in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;

        (h) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust for any matter in controversy, including but not limited to claims for taxes; and

        (i) To borrow funds.

        The Trustees shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

        Section 6. Ownership of Assets of the Trust. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or by any successor Trustees. All of the assets of the Trust shall at all times be considered as vested in the Trustees. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial interest in the assets of the Series or Class of Shares of which he is a holder, subject to any rights or restrictions applicable to any Series or Class of Shares of which he is a holder.

        Section 7. Payment of Expenses. The Trustees shall pay or cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including but not limited to the Trustees' compensation and such expenses and charges for the services of the Trust's investment adviser or manager, administrator, auditor, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

        Section 8. Investment Management and Other Services. Without limiting the generality of the powers of the Trustees, subject to applicable law, the Trustees may enter into a contract with any person or persons, including any firm, corporation, trust or association in which any Trustee, Shareholder or officer of the Trust may be interested, to act as investment advisers and/or managers of the Trust and to provide such investment advice and/or management as the Trustees may from time to time consider appropriate ("Adviser"). Any such contract may authorize the Adviser to determine from time to time what securities shall be acquired, held or disposed of by the Trust and what portion of assets of the Trust shall be held uninvested and to take, on behalf of the Trust, actions which the Adviser deems necessary to implement the investment policies of the Trust, including the placement of all orders for the purchase, sale or loan of portfolio securities for the Trust's account with brokers or dealers or others selected by the Adviser and the giving of instructions to the custodian of the Trust's assets as to deliveries of securities and payments of cash for the account of the Trust.

        Without limiting the generality of the powers of the Trustees, subject to applicable law, the Adviser may enter into an agreement to retain at its own expense any person or persons, including any firm, corporation, trust or association in which any Trustee, Shareholder or officer of the Trust may be interested, to provide the Trust investment advice and/or management and any person or persons so retained may be granted all authority which has been granted to the Adviser under the contract which the Adviser entered into pursuant to the preceding paragraph.

        Without limiting the generality of the powers of the Trustees, the Trustees may enter into a contract with any person or persons, including any firm, corporation, trust or association in which any Trustee, Shareholder or officer of the Trust may be interested, to act as principal underwriter for the Shares.

        Section 9. Affiliations of Trustees or Officers, Etc. The fact that (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, Director, officer, partner, Trustee, employee, manager, adviser or distributor of or for any partnership, corporation, trust, association or other organization or for any parent or affiliate of any organization, with which any contract including, without limitation, contracts for services as manager, investment adviser, distributor, principal underwriter, custodian, transfer agent or dividend disbursing agent or for related services may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder of or has an interest in the Trust, or that (ii) any partnership, corporation, trust, association or other organization with which a contract referred to in (i) above may have been or may hereafter be made also has any one or more of such contracts with one or more other partnerships, corporations, trusts, associations or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

                                    ARTICLE V

                     Shareholders' Voting Powers and Meetings

        Section 1. Voting Powers. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Section 2 of Article IV hereof and the removal of Trustees to the extent provided in Section 16 (c) of the 1940 Act, (ii) with respect to approval or termination in accordance with the 1940 Act of any investment advisory or management agreement described in Article IV hereof, (iii) with respect to any amendment of this Declaration of Trust to the extent and as provided in Section 7 of Article IX hereof, (iv) to the same extent as the stockholders of a Massachusetts corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (v) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust or the By-Laws, or as to which the Trustees in their discretion shall determine such Shareholder vote to be required by law or otherwise to be necessary, appropriate or advisable.

        Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or any By-Laws of the Trust to be taken by Shareholders.

        Section 2. Meetings. Meetings of Shareholders shall be held at such times at the principal office of the Trust or such other place as the Trustees may designate. Meetings of the Shareholders may be called by the Trustees or such other person or persons as may be specified in the Bylaws. Shareholders shall be entitled to at least seven days' notice of any meeting.

        Section 3. Quorum and Required Vote. Except as otherwise provided by law, to constitute a quorum for the transaction of business at a Shareholders' meeting there must be present, in person or by proxy, holders of a majority of the total number of Shares of the Trust then outstanding and entitled to vote at the meeting, but any lesser number shall be sufficient for adjournment, and any adjourned session or sessions may be held within 90 days after the date set for the original meeting without the necessity of further notice. Subject to any applicable requirements of law, a majority of the Shares present and entitled to vote on a question or election shall decide such question or election, except when a larger vote is required by any provision of this Declaration of Trust, the By-Laws of the Trust or any applicable provision of law.

        Section 4. Action by Written Consent. Except as otherwise required by law, any action required or permitted to be taken at any meeting may be taken without a meeting if a consent in writing setting forth such action is signed by the Shareholders entitled to vote on the subject matter thereof holding a majority of the Shares entitled to vote thereon.

        Section 5. Additional Provisions. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.

                                   ARTICLE VI

                          Distributions and Redemptions

       Section 1. Distributions. The Trustees may, but need not, each year distribute to the Shareholders of each Series or Class such income and gains as the Trustees may determine, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with generally accepted accounting practices. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders. Distributions of each year's income of each Series or Class, if any be made, may be made in one or more payments, which shall be in Shares, in cash or otherwise and on a date or dates and as of a record date or dates determined by or under the authority of the Trustees. At any time and from time to time in their discretion the Trustees may distribute to the Shareholders of any one or more Series or Class as of a record date or dates determined by or under the authority of the Trustees, in Shares, in cash or otherwise, all or part of any gain realized on the sale or disposition of property of the Trust or otherwise, or all or part of any other principal of the Trust. Each distribution pursuant to this Section 1 shall be made ratably according to the number of Shares of the Series or Class held by the several Shareholders on the applicable record date thereof, provided that no distribution need be made on Shares purchased pursuant to orders received or for which payment is made after such time or times as may be determined by or under the authority of the Trustees. Any such distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with Section 4 hereof.

        Section 2. Redemptions. Upon offer by any Shareholder of all or part of the Shares held by the Shareholder for redemption hereunder, in accordance with such methods, upon such terms and subject to such conditions as from time to time may be determined by or under the authority of the Trustees, the Trust shall redeem the Shares so offered by distributing to the Shareholder the Net Asset Value per Share thereof determined as of a time fixed by or under the authority of the Trustees. The Trust shall have the right at its option and at any time to redeem the Shares of any Shareholder for their Net Asset Value per Share if the Shareholder owns Shares of a Series or Class having an aggregate net asset value of less than such minimum amount as may from time to time be prescribed by or under the authority of the Trustees or if ownership of such Shares by the Shareholder could create adverse tax consequences for the Trust or any Series or Class thereof. With respect to all Shares or any Series or Class of Shares, the right to redemption or the date for payment may, however, be delayed or suspended by the Trustees if there is an extraordinary closing or restriction of trading on the New York Stock Exchange as determined under rules and regulations of the Commission, or an emergency exists as a result of which it is not reasonably practicable for the Trust to dispose of securities or fairly to determine the value of its net assets, or as the Commission may permit. The completion of such distribution on redemption of Shares shall constitute a full discharge of the Trust and Trustees with respect to such Shares, and the Trustees may require that any certificate or certificates issued by the Trust to evidence the ownership of the Shares shall be surrendered to the Trustees for cancellation or notation. Shares so redeemed shall be cancelled or held by the Trust for reissue, as the Trustees may from time to time determine.

        Section 3. Payment in Kind. Subject to any generally applicable limitation imposed by the Trustees, any distribution on redemption may, if authorized by the Trustees, be made wholly or partly in kind, instead of in cash. Such distribution in kind shall be made by distributing investments constituting, in the opinion of the Trustees, a fair representation of the various types of securities then held by the Series or Class of Shares being redeemed (but not necessarily including a portion of each particular investment) and in each case having an aggregate value equal to the amount of cash instead of which such distribution in kind is made.

        Section 4. Determination of Net Asset Value per Share. Subject to applicable law, the Net Asset Value per Share of each Series or Class shall be computed as of such times as may be determined by or under authority of the Trustees by determining the value of all the investments of such Series or Class in such manner as may be determined by or under authority of the Trustees, adding any other assets of such Series or Class, subtracting all liabilities of such Series or Class and dividing the result by the number of Shares of such Series or Class outstanding.

        Determination of Net Asset Value per Share so made in good faith and pursuant to the provisions of the 1940 Act shall be binding on all parties concerned.

        Section 5. Automatic Redemption from Small Accounts. The Trustees shall have the power to redeem shares at a redemption price determined in accordance with Section 4 of this Article if at any time the total investment in an account does not have a value of at least $1,000 or such other minimum amount as the Trustees may from time to time determine. Before redeeming such Shares, the Shareholder will be notified that the value of his account is less than the required minimum amount and be allowed 60 days or such period as is permitted by law to make an additional investment to bring the total value of such account to such amount or more.

        Section 6. Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article VI, the Trustees may prescribe, in their absolute discretion, such other bases and times for the declaration and payment of dividends and distributions as they may deem desirable or necessary to enable the Trust to comply with any provision of the 1940 Act or the Internal Revenue Code, including any rule or regulation adopted by the Commission or any securities association registered under the Securities Exchange Act of 1934, or any order of exemption issued by the Commission or any rule or regulation issued under the Internal Revenue Code, all as in effect now or as hereafter amended or modified.

                                   ARTICLE VII

               Compensation and Limitation of Liability of Trustees

        Section 1. Compensation. The Trustees shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation.

        Section 2. Limitation of Liability. Provided they have exercised reasonable care in their selection, the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee or Adviser of the Trust nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

        Every note, bond, contract, instrument, certificate, share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in their or his capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

        The Trustees shall use their best efforts to ensure that every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers shall give notice of the existence of this Declaration of Trust and shall recite to the effect that the same was executed or made by or on behalf of the Trust or by them as Trustees or officers, and not individually, and is not binding upon any of them or the Shareholders individually, but is binding only upon the Trust property, or the assets of the particular Series or Class in question, as the case may be, but the omission thereof shall not operate to bind any Trustee or officer or Shareholder individually, or to subject the assets of any Series or Class to the obligations of any other Series or Class.

                                  ARTICLE VIII

                                 Indemnification

        Section 1. Trustees, Officers, etc. The Trust shall indemnify each of its present and former Trustees and officers and may indemnify any of its present or former employees or agents, and shall indemnify any persons who serve or have served at the Trust's request as Directors, officers or Trustees of another organization, and may indemnify persons who serve or have served at the Trust's request as employees or agents of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any such Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office, employed or acting as agent, or thereafter, by reason of being or having been such a Trustee, officer, Director, employee or agent, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interest of the Trust and except that no person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person shall otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Expenses, including counsel fees so incurred by any Covered Person, may in the discretion of the Trustees be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification against such expenses is not authorized under this Article.

        Except as otherwise provided by law, the Trust shall have power to purchase and maintain insurance on behalf of a Covered Person against any liability asserted against him and incurred by him in his capacity as a Covered Person, or arising out of his status as such, whether or not the Trust would have the power to indemnify him against the liability under the provisions of this Section.

        Section 2. Compromise Payment. As to any matter disposed of by a compromise payment by any Covered Person referred to in Section 1 above, pursuant to a consent decree or otherwise, no such indemnification either for such payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Trust, after notice that it involved such indemnification, (a) by a disinterested majority of the Trustees then in office; or (b) by a majority of the disinterested Trustees then in office; or (c) by any disinterested person or persons to whom the question may be referred by the Trustees, provided that in the case of approval pursuant to clause (b) or (c) there has been obtained an opinion in writing of independent legal counsel to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust and that such indemnification would not protect such person against any liability to the Trust to which such person would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; or (d) by vote of a majority of the Shares voting thereon, exclusive of any Shares beneficially owned by any interested Covered Person. Approval by the Trustees pursuant to clause (a) or (b) or any disinterested person or persons pursuant to clause (c) of this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with any such clauses as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such person's action was in the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

        Section 3. Indemnification Not Exclusive. The right of indemnification hereby provided shall not be exclusive or affect any other rights to which any such Covered Person may be entitled. As used in this Article VIII, the term "Covered Person" shall include such person's heirs, executors and administrators. An "interested Covered Person" is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or has been pending, and a "disinterested person" is a person against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust other than Trustees and officers or other persons may be entitled by contract or otherwise under law.

        Section 4. Shareholders. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other successor) shall be entitled out of the assets of the Trust to be held harmless from and indemnified against all loss and expense arising from such liability.

                                   ARTICLE IX

                                  Miscellaneous

        Section 1. Trust Not a Partnership. It is hereby expressly declared that a trust and not a partnership is created hereby. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally either the Trust's Trustees or officers or any Shareholders. All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

        Section 2. Trustee's Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Section 1 of this Article IX, a Trustee shall be liable for his own wilful defaults, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and subject to the provisions of said Section 1 shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

        Section 3. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees pursuant hereto or to see to the application of any payments made or property transferred to the Trust or upon its order.

        Section 4. Duration; Termination of Trust; Amendments; Mergers, etc.

        (a) This Trust shall continue without limitation of time but subject to the provisions of this Section 4.

        (b) The Trust (as used in this Section 4 the term "Trust" specifically also means any Series or Class) may be terminated by action of the Trustees.

        (c) Upon the termination of the Trust:

            (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

            (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration of Trust shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business.

            (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees shall distribute the remaining Trust property, in cash or in kind or partly each, among the Shareholders according to their respective rights and interests.

        (d) After termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

        (e) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in paragraphs (c) and (d), the Trust shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be canceled and discharged.

    Section 5. Filing of Copies, References, Headings. The original or a copy of this instrument and of each Declaration of Trust supplemental hereto or Amendment hereof shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any Supplemental Declaration of Trust or Amendments have been made and as to any matters in connection with the trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such Supplemental Declaration of Trust or Amendment. In this instrument or in any such Amendment or Supplemental Declaration of Trust, references to this instrument, and all expressions such as "herein," "hereof," and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such Supplemental Declaration of Trust or Amendment. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

    Section 6. Applicable Law. The Trust set forth in this instrument is made in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of such Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

    Section 7. Amendments. (a) This Declaration of Trust may be amended by a vote or written consent of the Trustees. However, if such amendment adversely affects the rights of any Shares of any Series or any Class with respect to matters to which such amendment is applicable, such amendment shall be subject to approval by holders of a majority of the Shares of such Series or Class. An amendment or other action which provides for an additional Series of Shares (and/or Class thereof), which Series may vote together with Shares of other Series (and/or Classes thereof) and makes other provisions with respect to such Series (and/or Class thereof) and its relation to existing Series (and/or Classes thereof), shall not be deemed to adversely affect the rights of any other Series of Shares or Class thereof. The Trustees may also amend this Declaration of Trust without any Shareholder approval to change the name of the Trust, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or, if they deem it necessary, to conform this Declaration of Trust to the requirements of applicable federal laws or regulations or the requirements of the Internal Revenue Code, or to eliminate or reduce any federal, state or local taxes which are or may be payable by the Trust or the Shareholders, but the Trustees shall not be liable for failing to do so.

    (b) Nothing contained in this Declaration of Trust shall permit the amendment of this Declaration of Trust to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

    (c) A certificate signed by a majority of the Trustees or by the Secretary or any Assistant Secretary of the Trust, setting forth an amendment by reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid, or a copy of the Declaration of Trust as amended, and executed by a majority of the Trustees or certified by the Secretary or any Assistant Secretary of the Trust, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

    Section 8. Merger, Consolidation and Sale of Assets. The Trust may merge into or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust property, including its good will, upon such terms and conditions and for such consideration when and as authorized by the Trustees.

    Section 9. Incorporation. The Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all the Trust property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust property to any such corporation, trust, partnership, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization in which the Trust holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring the Trust property to such organizations or entities.

    IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals in the City of Boston, Massachusetts, for themselves and their assigns, as of the day and year first above written.

                /s/ ----------------------------------------------------------
                    Frederick Amling

                    ----------------------------------------------------------
                    Charles A. Austin, III

                    ----------------------------------------------------------
                    George S. Bissell

                    ----------------------------------------------------------
                    Edwin D. Campbell

                    ----------------------------------------------------------
                    Charles F. Chapin

                    ----------------------------------------------------------
                    Albert H. Elfner, III

                    ----------------------------------------------------------
                    K. Dun Gifford

                    ----------------------------------------------------------
                    Leroy Keith, Jr.

                    ----------------------------------------------------------
                    F. Ray Keyser, Jr.

                    ----------------------------------------------------------
                    David M. Richardson

                    ----------------------------------------------------------
                    Richard J. Shima

                    ----------------------------------------------------------
                    Andrew J. Simons

                    ----------------------------------------------------------

                        KEYSTONE AMERICA WORLD BOND FUND

                               FIRST AMENDMENT TO

                    AMENDED AND RESTATED DECLARATION OF TRUST

                              EFFECTIVE MAY 1, 1995

         FIRST AMENDMENT TO AMENDED AND RESTATED DECLARATION OF TRUST dated March 15, 1995 made by George S. Bissell, Albert H. Elfner, III, Frederick Amling, Charles A. Austin, III, Edwin D. Campbell, Charles F. Chapin, K. Dun Gifford, Leroy Keith, Jr., F. Ray Keyser, Jr., David M. Richardson, Richard J. Shima and Andrew J. Simons (hereinafter with their successors referred to as the "Trustees") to AMENDED AND RESTATED DECLARATION OF TRUST dated July 27, 1993.

         WHEREAS, the Trustees have determined to change the name of the Trust and to change the designation of its principal office to 200 Berkeley Street, Boston, Massachusetts 02116.

         NOW, THEREFORE, the Trustees hereby declare that they will amend the Amended and Restated Declaration of Trust of this Trust as hereinafter set forth:

         ARTICLE I, Name and Definitions, Section 1. Name., is hereby amended to read as follows:

         "This Trust shall be known as the "Keystone World Bond Fund" and the Trustees shall conduct the business of this Trust under that name or any other name as they may from time to time determine."

         This Amendment shall become effective as of May 1, 1995.

         All other provisions of the Declaration of Trust shall continue as originally stated.

         IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have caused this First Amendment to the Amended and Restated Declaration of Trust to be executed on the 15th day of March, 1995.

/s/ George S. Bissell
-----------------------------------
George S. Bissell, Trustee

/s/ Albert H. Elfner, III
-----------------------------------
Albert H. Elfner, III, Trustee

/s/ Frederick Amling
-----------------------------------
Frederick Amling, Trustee

/s/ Charles A. Austin
-----------------------------------
Charles A. Austin, III, Trustee

/s/ Edwin D. Campbell
-----------------------------------
Edwin D. Campbell, Trustee

/s/ Charles F. Chapin
-----------------------------------
Charles F. Chapin, Trustee

/s/ K. Dun Gifford
-----------------------------------
K. Dun Gifford, Trustee

/s/ Leroy Keith, Jr.
-----------------------------------
Leroy Keith, Jr., Trustee

/s/ F. Ray Keyser, Jr.
-----------------------------------
F. Ray Keyser, Jr., Trustee

/s/ David M. Richardson
-----------------------------------
David M. Richardson, Trustee

/s/ Richard J. Shima
-----------------------------------
Richard J. Shima, Trustee

/s/ Andrew J. Simons
-----------------------------------
Andrew J. Simons, Trustee


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